Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2022

Name of Subsidiary		Jurisdiction of Formation
1	234DP Aviation, LLC	Delaware
2	A&W Concentrate Company	Delaware
3	All Sport, LLC	Delaware
4	All Sport Distributing, Inc.	Delaware
5	Bai Brands LLC	New Jersey
6	Beverages Delaware Inc.	Delaware
7	Big Red, LLC	Texas
8	BR HyDrive, LLC	Texas
9	Core Nutrition, LLC	Delaware
10	DP Beverages Inc.	Delaware
11	DPS Americas Beverages, LLC	Delaware
12	DPS Beverages, Inc.	Delaware
13	DPS Holdings Inc.	Delaware
14	Dr Pepper/Seven Up Beverage Sales Company	Texas
15	Dr Pepper/Seven Up Manufacturing Company	Delaware
16	Dr Pepper/Seven Up, Inc.	Delaware
17	G Pure, Inc.	Texas
18	Hydration Ventures LLC	Delaware
19	KDP Procurement Services, Inc.	Texas
20	Keurig Corporation Inc.	Delaware
21	Keurig Green Mountain, Inc.	Delaware
22	Keurig Manufacturing Inc.	Delaware
23	Maple Parent Holdings Corp.	Delaware
24	Mott's Delaware LLC	Delaware
25	Mott's LLP	Delaware
26	Nantucket Allserve, LLC	Delaware
27	North American Beverages, LLC	Texas
28	Revive Brands	California
29	Snapple Beverage Corp.	Delaware
30	Splash Transport, Inc.	Delaware
31	The American Bottling Company	Delaware
32	Thomas Kemper Acquisition Co. Inc.	Texas
33	Xyience Beverage Company, LLC	Texas
34	Xyience Contracts Company, LLC	Texas
35	Xyience Supplements Company, LLC	Texas
36	Canada Dry Mott's Inc.	Canada
37	Keurig Canada Inc.	Canada
38	Van Houtte Coffee Services Inc.	Canada
39	Alder Basswood Clover LP	Ireland
40	Alder Clover Limited	Ireland
41	Basswood Clover Limited	Ireland
42	KDP Global Sourcing Limited	Ireland
43	Keurig International Sàrl	Luxembourg
44	Bebidas Americas Investments B.V.	Netherlands
45	Keurig Switzerland GmbH	Switzerland
46	Keurig Trading Sàrl	Switzerland

Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2022

47	Big Red Mexico S de RL de CV	Mexico
48	Comercializadora de Bebidas, SA de CV	Mexico
49	Peñafiel Aguas Minerales SA de CV	Mexico
50	Peñafiel Bebidas SA de CV	Mexico
51	Manantiales Peñafiel, S.A. de C.V.	Mexico
52	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
53	Green Mountain Electrical Appliances Technical Consulting (Shenzhen) Company Limited	China
54	Green Mountain Hong Kong Limited	Hong Kong
55	Keurig Malaysia Sdn. Bhd.	Malaysia
56	Keurig Singapore Pte. Ltd.	Singapore